Exhibit 6.46

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth Amendment to Lease Agreement (“Fifth Amendment”), is entered into as of the 7th day of November, 2018 (“Effective Date”), by and between SHREVEPORT BUSINESS PARK, LLC, a Delaware limited liability company (“Landlord”) and ELIO MOTORS, INC., an Arizona corporation (“Tenant”).

RECITALS:

A.        Landlord and Tenant entered into that certain Lease Agreement dated as of December 27, 2013 (“Original Lease”) as amended by that certain First Amendment to Lease dated as of July 31, 2015 (“First Amendment”), that certain Second Amendment to Lease dated as of November _, 2016 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated as of December 28, 2017 (“Third Amendment”), that certain Fourth Amendment to Lease Agreement dated as of April 30, 2018 (“Fourth Amendment”, and together with the Original Lease, First Amendment, Second Amendment and Third Amendment, the “Lease”) for space located in those certain buildings commonly known as 7600 Antoine Boulevard (formerly 7600 General Motors Boulevard), Shreveport, Louisiana (“Premises”).

B.          Pursuant to the Fourth Amendment, Tenant was obligated to pay to Landlord Base Rent of (i) $311,679.69 on or before Friday, May 4, 2018, (ii) $1,209,220.36 on or before Tuesday, July 31, 2018, and (iii) $211,204.50 per month beginning August 1, 2018, of which Tenant only paid to Landlord $311,679.69 on or before Friday, May 4, 2018.

C.          Also pursuant to the Fourth Amendment, Tenant was obligated to pay to Landlord monthly estimated Additional Rent of (i) 76,131.33 on or before Friday, May 4, 2018, (ii) $295,365.89 on or before Tuesday, July 31, 2018, and (iii) $51,589.11 per month beginning August 1, 2018, of which Tenant only paid  to  Landlord  $76,131.33  on  or  before  Friday, May 4, 2018.

D.          Landlord and Tenant mutually desire to amend the Lease in accordance with the terms and conditions hereto.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Recitals/Definitions. The foregoing recitals are hereby incorporated into and made a part of this Fifth Amendment by this reference. All capitalized terms in this Fifth Amendment shall have the same meaning ascribed thereto in the Lease, unless otherwise provided herein.

2.           Base Rent and Additional Rent. Landlord and Tenant agree that in lieu of Tenant’s Base Rent and monthly estimated Additional Rent payments otherwise due July 31,  2018, August 1, 2018, September 1, 2018, October 1, 2018, November 1, 2018, and December 1, 2018, as set forth above in Recital B and Recital C, Tenant shall pay to Landlord, in immediately available funds, $2,530,655.51 on or before Friday, December 14, 2018. Notwithstanding the foregoing, beginning January 1, 2019, Tenant shall continue to pay to Landlord (i) monthly estimated Additional Rent in the amount of $51,589.11 per month, or such other amount determined by Landlord pursuant to the terms of the Lease, and (ii) monthly Base Rent in the amount of $211,204.50 per month.

3.           Effect of Fifth Amendment. Except as specifically amended in this Fifth Amendment, all of the terms and conditions of the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Fifth Amendment and the terms of the Lease Agreement, the terms of this Fifth Amendment shall prevail.

4.           Counterparts and Electronic Signatures. This Fifth Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Fifth Amendment. The parties shall be entitled to sign and transmit an electronic signature of this Fifth Amendment (whether by facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly execute and deliver to the other parties an original signed Fifth Amendment, upon request.

5.           Entire Agreement. This Fifth Amendment contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Lease as of the date first written above.

LANDLORD:

SHREVEPORT BUSINESS PARK, LLC,
a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

	By:	/s/ Richard H. Klein
Richard H. Klein
Chief Financial Officer

TENANT:

ELIO MOTORS, INC.,
an Arizona corporation

By:	/s/ Paul Elio
Paul Elio
Chief Executive Officer

Exhibit C